Exhibit 99-1

NewLake Capital Partners Reports Second Quarter 2025 Financial Results

Second Quarter 2025 Revenue Totaled $12.9 Million, an Increase of 3.8% Year-Over-Year

Second Quarter 2025 Net Income Attributable to Common Stockholders Totaled $7.3 Million, Funds from Operations Totaled $11.4 Million, and Adjusted Funds from Operations Totaled $11.5 Million

Conference Call and Webcast Scheduled for August 7, 2025, at 11 a.m. Eastern Time

New Canaan, CT, August 06, 2025 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the second quarter ended June 30, 2025.

“Our second quarter results demonstrate the continued stability of our business model,” said Anthony Coniglio, NewLake's President and Chief Executive Officer. “We generated revenue and AFFO growth while maintaining a 79% AFFO payout ratio, reflecting disciplined execution despite ongoing challenges in the cannabis industry.”

Second Quarter 2025 Financial and Operational Highlights
◦Revenue totaled $12.9 million.
◦Net income attributable to common stockholders totaled $7.3 million.
◦Funds From Operations (“FFO”)(1) totaled $11.4 million.
◦Adjusted Funds From Operations (“AFFO”)(1) totaled $11.5 million.
◦Declared a second quarter dividend of $0.43 per common share, equivalent to an annualized dividend of $1.72 per common share.

Comparison to the Second Quarter ended June 30, 2024
◦Revenue totaled $12.9 million, as compared to $12.5 million, an increase of approximately 3.8% year-over-year.
◦Net income attributable to common stockholders totaled $7.3 million, as compared to $6.8 million.
◦FFO totaled $11.4 million, as compared to $10.5 million, an increase of 7.7% year-over-year.
◦AFFO totaled $11.5 million, as compared to $11.0 million, an increase of 4.0% year-over-year.
◦For the second quarter ended June 30, 2025, the Company declared a dividend of $0.43 per common share, consistent to the second quarter ended June 30, 2024.

Six Months Ended June 30, 2025 Financial and Operational Highlights
Comparison to the six months ended June 30, 2024
◦Revenue totaled $26.1 million, as compared to $25.1 million, an increase of 4.3% year-over-year.
◦Net income attributable to common stockholders totaled $13.6 million, as compared to $13.7 million.
◦FFO totaled $21.6 million, as compared to $21.1 million, an increase of 2.5% year-over-year.
◦AFFO totaled $22.2 million, as compared to $22.0 million, an increase of 0.9% year-over-year.

Balance Sheet Highlights as of June 30, 2025
◦Cash and cash equivalents as of June 30, 2025, were $21.9 million, with $12.1 million committed to fund future improvements.
◦Total liquidity of $104.3 million, consisting of cash and cash equivalents and availability under the Company’s Revolving Credit Facility.
◦Gross real estate assets of $432.2 million.
◦1.6% debt to total gross assets and a debt service coverage ratio of approximately 95x.
◦No debt maturity until May 2027.

(1) FFO and AFFO are presented on a dilutive basis.

Investment Activity
Acquisitions
The following table presents the Company’s investment activity for the six months ended June 30, 2025 (in thousands):

Tenant	Market	Site Type	Closing Date	Real Estate Acquisition Costs
Cresco Labs	Ohio	Dispensary	February 19, 2025	$285
Cresco Labs	Ohio	Dispensary	April 25, 2025	500
Curaleaf (1)	Pennsylvania	Dispensary	June 12, 2025	950
Total				$1,735
(1) This dispensary was acquired through a like-kind exchange and was recorded at its fair value. For further details, refer to the “Disposition” section below.
Disposition
On June 12, 2025, the Company completed a deed-for-deed like-kind exchange with a tenant, involving the transfer of its dispensary located in Mokena, IL for a dispensary located in Brookville, PA. The transaction was structured as a nonmonetary exchange with no cash consideration. Upon completion of the exchange, the Brookville property received by the Company was leased to a current tenant under a new operating lease. The Brookville dispensary was recorded at its estimated fair value of $950 thousand and the Company recognized a de minimis loss on the exchange. For additional details, refer to the acquisition summary in the table above.
Real Estate Commitments
Improvement Allowances
The following table presents the funded and remaining unfunded commitments for the six months ended June 30, 2025 (in thousands):

Tenant	Market	Site Type	Closing Date	Funded Commitments	Unfunded Commitments
C3 Industries	Connecticut	Cultivation	May 7, 2024	$—	$11,043
Cresco Labs	Ohio	Dispensary	February 19, 2025	—	705
Cresco Labs	Ohio	Dispensary	April 25, 2025	—	375
Total				$—	$12,123

Condition of Our Tenants
Revolutionary Clinics
Revolutionary Clinics faced operational challenges that impaired their ability to meet contractual rent obligations. Beginning in June 2024, they paid approximately 50% of rent due. On December 13, 2024, Revolutionary Clinics entered into receivership. In the first quarter of 2025, the Company entered into a stipulation agreement with the court appointed receiver to receive 50% of contractual rent on a weekly basis, along with weekly reimbursements for certain delinquent real estate taxes and utilities previously paid by the Company. For the three and six months ended June 30, 2025, the Company received the rent and expense payments in accordance with the stipulation agreement. The receiver is working to liquidate the tenant's business.
In April 2025, the Company retained a commercial real estate broker to facilitate the leasing process and began actively marketing the property. The tenant vacated the premises in July 2025, and leasing efforts remain ongoing.

Financing Activity

Revolving Credit Facility

As of June 30, 2025, the Company had approximately $7.6 million in borrowings under the Revolving Credit Facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The Revolving Credit Facility accrued interest at a fixed rate of 5.65% through May 5, 2025. Commencing May 6, 2025, the Revolving Credit Facility bears interest at a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) plus an applicable margin of 1.0% or (b) 4.75%. As of June 30, 2025, the interest rate was at 8.50%.
The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants, and events of default. As of June 30, 2025, the Company was in compliance with the financial covenants under the agreement.
Dividend
On June 16, 2025, the Company’s Board of Directors declared a second quarter 2025 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on July 15, 2025, to stockholders of record at the close of business on June 30, 2025, and represents an AFFO payout ratio of 79%.

Recent Developments
On July 30, 2025, AYR Wellness Inc. (“AYR”), which operates at two of the Company’s owned properties, announced that it had entered into a restructuring support agreement with its senior noteholders. Under the proposed plan, certain AYR assets and operations will be acquired by the senior noteholders, while the remaining assets and operations are expected to be sold or wound down. AYR properties represented approximately 5.9% of the Company’s rental revenue for the six months ended June 30, 2025. AYR has paid its rental payments through July 2025; however, as of August 6, 2025, the Company has not received rent payments for August. Based on currently available information, the Company does not expect the operations associated with the two leased properties to be included in the transaction with AYR’s senior noteholders. The Company holds security deposits equal to approximately 3.5 months of rent for each of the two properties. The Company intends to enforce all of its rights under the lease agreements.
Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on August 7, 2025, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the second quarter ended June 30, 2025.

Event:	NewLake Capital Partners Inc. Second Quarter 2025 Earnings Call
Date:	Thursday, August 7, 2025
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-300-8521 (U.S. Toll-Free) or 1-412-317-6026 (International)
Webcast:	https://ir.newlake.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until August 21, 2025, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 10201213.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 34 properties comprised of 15 cultivation facilities and 19 dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody, Senior Vice President
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets:
Real Estate
Land	$23,224	$22,891
Building and Improvements	408,930	408,552
Total Real Estate	432,154	431,443
Less Accumulated Depreciation	(51,321)	(44,709)
Net Real Estate	380,833	386,734
Cash and Cash Equivalents	21,854	20,213
In-Place Lease Intangible Assets, net	16,695	17,794
Loan Receivable, net (Current Expected Credit Loss of $93 and $116, respectively)	4,907	4,884
Other Assets	1,558	1,911
Total Assets	$425,847	$431,536

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$981	$1,515
Revolving Credit Facility	7,600	7,600
Dividends and Distributions Payable	9,024	9,246
Security Deposits	7,642	8,117
Rent Received in Advance	990	684
Other Liabilities	81	402
Total Liabilities	26,318	27,564

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,552,632 and 20,514,583 Shares Issued and Outstanding, respectively	205	205
Additional Paid-In Capital	446,759	446,627
Accumulated Deficit	(54,265)	(50,067)
Total Stockholders' Equity	392,699	396,765

Noncontrolling Interests	6,830	7,207
Total Equity	399,529	403,972

Total Liabilities and Equity	$425,847	$431,536

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Rental Income	$12,564	$12,253	$25,151	$24,380
Interest Income from Loans	137	134	271	265
Fees and Reimbursables	231	68	720	418
Total Revenue	12,932	12,455	26,142	25,063

Expenses:
Reimbursable Property Expenses	41	28	668	50
Property Carrying Costs	5	—	5	—
Depreciation and Amortization Expense	3,877	3,626	7,760	7,194
General and Administrative Expenses:
Compensation Expense	670	1,150	1,875	2,385
Professional Fees	197	243	803	645
Other General and Administrative Expenses	554	455	964	873
Total General and Administrative Expenses	1,421	1,848	3,642	3,903
Total Expenses	5,344	5,502	12,075	11,147

Loss on Sale of Real Estate	(34)	—	(34)	—
Provision for Current Expected Credit Loss	10	12	23	26

Income From Operations	7,564	6,965	14,056	13,942

Other Income (Expense):
Other Income	91	81	177	181
Interest Expense	(210)	(128)	(384)	(211)
Total Other Income (Expense)	(119)	(47)	(207)	(30)

Net Income	7,445	6,918	13,849	13,912

Net Income Attributable to Noncontrolling Interests	(126)	(122)	(234)	(247)

Net Income Attributable to Common Stockholders	$7,319	$6,796	$13,615	$13,665

Net Income Attributable to Common Stockholders Per Share - Basic	$0.36	$0.33	$0.66	$0.66

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.35	$0.33	$0.66	$0.66

Weighted Average Shares of Common Stock Outstanding - Basic	20,613,866	20,555,362	20,602,635	20,548,601

Weighted Average Shares of Common Stock Outstanding - Diluted	20,974,923	20,951,379	20,971,160	20,946,805

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and six months ended June 30, 2025 and 2024 (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income Attributable to Common Stockholders	$7,319	$6,796	$13,615	$13,665
Net Income Attributable to Noncontrolling Interests	126	122	234	247
Net Income	7,445	6,918	13,849	13,912

Adjustments:
Real Estate Depreciation and Amortization	3,873	3,622	7,751	7,185
Loss on Sale of Real Estate	34	—	34	—
FFO Attributable to Common Stockholders - Diluted	11,352	10,540	21,634	21,097
Provision for Current Expected Credit Loss	(10)	(12)	(23)	(26)
Stock-Based Compensation	47	424	434	774
Non-cash Interest Expense	67	67	135	135
Amortization of Straight-line Rent Expense	(1)	—	(2)	(1)
AFFO Attributable to Common Stockholders - Diluted	$11,455	$11,019	$22,178	$21,979

FFO per share – Diluted	$0.54	$0.50	$1.03	$1.01

AFFO per share – Diluted	$0.55	$0.53	$1.06	$1.05